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                                                                  EXHIBIT 14(a)

                                  Exhibit 14(a)

          Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 16, 2005 with respect to the consolidated financial statements of Liberty Life Assurance Company of Boston and March 10, 2005 with respect to the financial statements of LLAC Variable Account in Post-Effective Amendment No. 8 to the Registration Statement (Form N-6 File No. 333-76931) and the Prospectus of LLAC Variable Account.

                                                  Ernst & Young LLP

Hartford, CT
April 28, 2005